EXHIBIT 32.1

UHF INCORPORATED

CERTIFICATE REQUIRED BY 18 U.S.C. ss.1350

CERTIFICATION

As required by 18 U.S.C. ss.1350, the undersigned certify that this Report on Form 10-KSB fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in this Report on Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: January 7, 2005	By:	/s/ Ronald C. Schmeiser
Ronald C. Schmeiser
President